Exhibit 5.1

January 16, 2013

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

Re:    pSivida Corp.’s Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by pSivida Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 19, 2012 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers up to an aggregate amount of $30,000,000 of (a) shares of the Company’s common stock, $0.001 par value per share (the “Shelf Common Stock”), (b) shares of the Company’s preferred stock, $0.001 par value per share (the “Shelf Preferred Stock”), (c) warrants to purchase shares of the Shelf Common Stock or CHESS Depositary Interests (the “Shelf Warrants”) and/or (d) units consisting of one or more of the Shelf Common Stock, the Shelf Preferred Stock or the Shelf Warrants, or any combination of such securities (the “Units” and collectively with the Shelf Common Stock, the Shelf Preferred Stock and the Shelf Warrants, the “Shelf Securities”).

The Shelf Securities are being registered for proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of the Shelf Securities.

We have acted as counsel to the Company in connection with the Registration Statement. For purposes of this opinion, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. When the issuance and sale of the shares of Shelf Common Stock have been duly authorized by all necessary corporate action of the Company; when such shares have been issued and delivered against payment of the purchase price therefor (in an amount at least equal to the par value) thereof in accordance with the applicable purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and if issued as a component of a Unit or upon the conversion, exchange or exercise of shares of Shelf Preferred Stock or Shelf Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable instrument, certificate of designation or Shelf Warrant, the shares of Shelf Common Stock will be validly issued, fully paid and nonassessable.

2. When the issuance and sale of the shares of Shelf Preferred Stock have been duly authorized by all necessary corporate action of the Company; when an appropriate certificate or certificates of designation relating to one or more series of the Shelf Preferred Stock to be sold under the Registration Statement has or have been duly authorized and adopted and filed with the Secretary of State of Delaware; when such shares have been issued and delivered against payment of the purchase price therefor (in an amount at least equal to the par value thereof) in accordance with the applicable purchase, underwriting or similar agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and if issued as a component of a Unit, when such shares have been duly issued and delivered as contemplated by the terms of the applicable instrument, the shares of Shelf Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the terms of the Shelf Warrants and of their issuance and sale have been duly authorized by all necessary corporate action of the Company; when the Shelf Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or similar agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and if issued as a component of a Unit, when such Shelf Warrants have been duly executed and issued and delivered as contemplated by the terms of the applicable instrument, the Shelf Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When the terms of the Units and of their issuance and sale have been duly authorized by all necessary corporate action of the Company, and when the Units have been duly executed (if applicable) and issued and sold in accordance with the applicable purchase, underwriting or similar agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Shelf Securities offered thereby and such Shelf Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Shelf Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Shelf Securities will be duly authorized by all necessary corporate action by the Company and any other agreement pursuant to which such

Shelf Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (v) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and preferred stock, par value $0.001 per share, as is necessary to provide for the issuance of the shares of Shelf Common Stock and Shelf Preferred Stock pursuant to the Registration Statement; and (vi) all the foregoing actions to be taken by the Company are taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect or affecting the rights and remedies of creditors; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Shelf Warrant or any other agreement or instrument pursuant to which any of the Shelf Securities are to be issued that would affect the validity of such opinions.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectuses under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray, LLP